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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent



The Board of Directors
Acxiom Corporation:


We consent to incorporation by reference in the registration statements
(No. 333-72009 on Form S-3 and No. 33-17115, No. 33-37609, No. 33-37610,
No. 33-42351, No. 33-72310, No. 33-72312, No. 33-63423 and No. 333-03391 on Form
S-8) of Acxiom Corporation of our report dated June 11, 1999, relating to the supplemental consolidated financial statements and related supplemental consolidated financial statement schedule of Acxiom Corporation and subsidiaries as of March 31, 1999 and 1998, and for each of the years in the three-year period ended March 31, 1999 which report appears in this current report on Form 8-K of Acxiom Corporation.


                                     /s/ KPMG LLP



Little Rock, Arkansas
June 18, 1999